UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 7, 2011

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business And Operations

Item 1.01

Entry into a Material Definitive Agreement

On December 7, 2011, Wausau Paper Corp. (the “Company”), and its wholly-owned subsidiary, Wausau Paper Mills, LLC, entered into an asset purchase agreement with Neenah Paper, Inc., pursuant to which Wausau Paper Mills, LLC has agreed to sell its premium Print & Color brands (part of the Company’s Paper segment), including Astrobrights, Astroparche, and the Royal family of products, along with certain related inventory and equipment, to Neenah Paper, Inc.

The transaction is scheduled to close on January 31, 2012.  The agreement is subject to customary closing conditions for an asset acquisition of this type.  The sale and purchase transaction has been approved by the boards of directors of both the Company and Neenah Paper, Inc.  In connection with the transaction, Neenah Paper, Inc. will assume certain rights, obligations, and liabilities associated with the Paper Segment’s Print & Color franchise.  The agreement also includes representations, warranties, and indemnities that are customary for these types of transactions.  Sales proceeds and liquidation of working capital, net of mill closure costs relating to the closure of the Brokaw mill, referenced below in Item 2.05 of this Current Report of Form 8-K, are expected to generate estimated cash flows for the Company of approximately $20 million during 2012.

The Company’s news release announcing the transaction, as well as the Company’s plan to permanently shut down its Brokaw, Wisconsin mill, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.05.

Costs Associated with Exit or Disposal Activities

Closure of Brokaw, Wisconsin Mill

On December 6, 2011, the Company’s Board of Directors approved a plan to permanently shut down the Company’s Brokaw, Wisconsin mill, with manufacturing operations to end by March 31, 2012.  The closure reflects the outcome of the company’s strategic review of alternatives for the Paper Segment’s Print & Color business, begun in early 2011, and the Company’s sale of its premium brands to Neenah Paper, Inc.

The Company expects to incur approximately $95 million in costs associated with ending the manufacturing operations at Brokaw, and, following the mill closure, the Company anticipates that it will incur approximately $5 million in expected site maintenance and related operational costs.  Of the $95 million in costs associated with ceasing operations at Brokaw, approximately $72 million will be non-cash costs, including approximately $62 million related to asset impairment charges and $10 million in the write-down of current assets to net realizable value.  The remaining $23 million will be cash costs consisting of approximately $14 million of severance and other employee-related costs, $3 million of contract termination costs, and $6 million in other associated closure costs.

Item 2.06.

Material Impairments

In connection with the Company’s decision to permanently shut down the Brokaw mill, the Company has concluded that a material charge for impairment of certain assets will be required.  Further description of the facts and circumstances leading to this conclusion, as well as the Company’s estimates of the impairment charge and related cash expenditures, is included in the disclosure under Item 2.05 of this Current Report on Form 8-K.

Forward Looking Statements

Statements concerning the closure of the Brokaw, Wisconsin mill in this report and in Exhibit 99.1 constitute forward-looking information and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated and expressed in this report and the exhibit.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report and the exhibit include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at Company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and from time to time, in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1*

News release dated December 7, 2011

*This exhibit is furnished pursuant to Item 2.05 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  December 7, 2011

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated December 7, 2011

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 99.1

News release dated December 7, 2011